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                                                                  Exhibit 99.2


[IBIS TECHNOLOGY CORPORATION LOGO]
--------------------------------------------------------------------------------
CONTACT

Debra L. Nelson                        Van Negris / Philip J. Denning
Ibis Technology Corporation            Kehoe, White, Savage & Co., Inc.
(987) 777-4247                         (212) 888-1616

FOR IMMEDIATE RELEASE


                          IBIS TECHNOLOGY CORPORATION
                 ANNOUNCES FOURTH QUARTER AND YEAR END RESULTS

DANVERS, MA - MARCH 5, 1998 - Ibis Technology Corporation (NASDAQ: IBIS), the leading supplier of SIMOX (Separation by Implantation of Oxygen) wafers to semiconductor manufacturers, today announced its financial results for the fourth quarter and fiscal year ended December 31, 1997.

Revenues for the Company's 1997 fourth quarter were $1,460,000, compared to revenues of $2,444,000 for the fourth quarter of 1996. Net loss for the fourth quarter of 1997 was $2,174,000, or $0.33 per share, compared to $107,000, or $0.02 per share, for the comparable period a year ago. The net loss in the fourth quarter of 1997 included non-recurring charges totaling approximately $1 million. These charges primarily consist of the write-off of obsolete wafer inventory and material associated with improvements or upgrades to the Ibis
1000 implanters and personnel costs associated with a management reorganization.

For the year ended December 31, 1997, revenues were $6,674,000, compared to revenues of $9,453,000 reported in the preceding year, which included equipment revenue of $3,800,000 (the Company had no equipment revenue in 1997). Net loss for fiscal 1997 was $3,938,000, or $0.69 per share, compared to a net loss of $840,000, or $0.18 per share.

Martin J. Reid, President and Chief Executive Officer of Ibis, stated: "Our customers continue to move towards commercial adoption of SIMOX-SOI technology as they advance through stages of process optimization and circuit design. We expect to continue to develop SIMOX-SOI applications in terms of both wafer sales and equipment revenue in 1998. As noted in our historical performance, the significant dollar amount of machine sales may cause fluctuations in quarterly revenue. The Company believes that total increasing revenue year to year will be a more important indicator of the progress towards industry adoption of SIMOX-SOI technology rather than the revenue attributed to individual wafer or machine sales.

"Factors contributing to the 1997 results were lack of equipment revenue and a decrease in product sales, which is attributable to reduced wafer requirements from one customer who is using the Ibis 1000 purchased from the Company. Sales from this customer represented 41% of total product sales in 1996 but less than 3% of total product sales in 1997."

                                     -more-

      Ibis Technology Corporation  32A Cherry Hill Drive  Danvers, MA 01923
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IBIS TECHNOLOGY CORPORATION
Page Two
March 5, 1998



Ibis Technology Corporation is an advanced materials company which supplies SIMOX-SOI wafers to the semiconductor industry and whose goal is to be the world leader in volume manufacturing of SIMOX-SOI wafers. SIMOX-SOI wafers are silicon-on-insulator wafers which enable the production of integrated circuits with significant advantages over circuits constructed on conventional bulk silicon or epitaxial wafers. Ibis is promoting the global acceptance of SIMOX-SOI wafers by continuing to develop advanced proprietary oxygen implanters and process technology as well as by the formation of strategic alliances.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements contained in this press release which are not historical fact are forward-looking statements based upon management's current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements, including, but not limited to, product demand and market acceptance risks, general economic conditions, the impact of competitive products, technologies and pricing, equipment capacity and supply constraints or difficulties, the cyclical nature of the semiconductor industry, and other risks described in the Company's Securities and Exchange Commission filings.

NOTE: Information about Ibis Technology Corporation and SIMOX-SOI is available on Ibis's World Wide Web site on the Internet located at: http//www.ibis.com

                                     -more-

                           (FINANCIAL TABLES FOLLOW)
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IBIS TECHNOLOGY CORPORATION
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March 5, 1998


                          IBIS TECHNOLOGY CORPORATION
                               SUMMARY OF RESULTS


                                                   Fourth Quarter Ended
                                                        December 31,
                                                  1997              1996
                                               -----------       ----------


Product sales                                  $   688,000       $1,166,000
Contract and other revenue                         772,000          318,000
Equipment revenue                                       --          960,000
                                               -----------       ----------
  Total revenue                                  1,460,000        2,444,000
                                               -----------       ----------
Cost of Sales, excluding depreciation            2,087,000        1,267,000
  Depreciation                                     485,000          461,000
                                               -----------       ----------
  Gross profit (loss)                           (1,112,000)         716,000
  Operating expenses                             1,214,000          866,000
                                               -----------       ----------
  Loss from operations                          (2,326,000)        (150,000)
Other income (loss)                                152,000           43,000
                                               -----------       ----------
Net loss                                       $(2,174,000)      $ (107,000)
                                               ===========       ==========
Net loss per share                             $     (0.33)      $    (0.02)
                                               -----------       ----------
Weighted average number of shares
      used in per share calculation              6,621,045        5,186,124
                                               -----------       ----------



                                                    Fiscal Year Ended
                                                        December 31,
                                                   1997              1996
                                               -----------       ----------

Product sales                                  $ 3,389,000       $4,767,000
Contract and other revenue                       3,285,000          886,000
Equipment revenue                                       --        3,800,000
                                               -----------       ----------
  Total revenue                                  6,674,000        9,453,000
                                               -----------       ----------
Cost of Sales, excluding depreciation            5,456,000        5,557,000
  Depreciation                                   1,825,000        1,430,000
                                               -----------       ----------
  Gross profit (loss)                             (607,000)       2,466,000
  Operating expenses                              3,625,000       3,415,000
                                               -----------       ----------
  Loss from operations                          (4,232,000)        (949,000)
Other income (loss)                                294,000          109,000
                                               -----------       ----------
Net loss                                       $(3,938,000)      $ (840,000)
                                               ===========       ==========
Net loss per share                             $     (0.69)      $    (0.18)
                                               -----------       ----------
Weighted average number of shares
      used in per share calculation              5,709,931        4,723,075
                                               -----------       ----------


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